Exhibit 99.1

The Elmet Group Co. Reports First Quarter 2026 Results

Demand accelerating in Aerospace, Defense & Government markets

Successfully completed an upsized IPO, raising $125.5 million in net proceeds in Q2

Revenue increased nearly 21%, with over 250 basis points of gross profit margin expansion driving adjusted EBITDA increase of 106%

Backlog increased by nearly 52% to record level of $113 million

PORTLAND, Maine – May 29, 2026 – The Elmet Group Co. (“Elmet,” the “Company,” “we,” or “our”) (NASDAQ:ELMT), a U.S.-based provider of precision-engineered components and advanced high-power systems, today reported financial results for its fiscal first quarter ended April 3, 2026.

First Quarter Fiscal Year 2026 Highlights

●	Revenue increased 20.7% to approximately $56.0 million compared to approximately $46.4 million in Q1 2025.

●	Revenue from our Critical Materials & Components (“CMC”) division increased approximately $9.1 million compared to Q1 2025 primarily from growth within the Aerospace, Defense & Government (“ADG”) end market.

●	Gross profit margin improved 260 basis points to 21.2% of revenue compared to 18.6% of revenue Q1 2025.

●	Net income (loss) for Q1 2026 was $(0.3) million, or $(0.02) per share, compared to $1.2 million, or $0.06 per share, in Q1 2025. Adjusted net income (loss) for Q1 2026 was $4.7 million, or $0.24 per share, compared to $1.9 million, or $0.10 per share, in Q1 2025.

●	Adjusted EBITDA increased to approximately $9.2 million, or 16.4% of revenue, compared to approximately $4.5 million, or 9.6% of revenue, in Q1 2025.

●	Open order backlog increased to approximately $113.3 million, up from approximately $96.3 million at the end of Q4 2025 and approximately $74.7 million at the end of Q1 2025.

●	Recorded approximately $3.7 million in income related to a change in fair value and mark to market of the Company’s strategic investment in tungsten mining company EQ Resources Limited.

Trailing Twelve Months Highlights

●	Revenue increased 4.8% to approximately $211.2 million compared to 2025 fiscal year results of approximately $201.6 million.

●	Gross profit margin improved 60 basis points to 20.9% of revenue compared to 20.3% for the 2025 fiscal year.

●	Net income (loss) decreased to approximately $4.0 million, or $0.20 per share, compared to $5.5 million, or $0.28 per share, for the 2025 fiscal year. Adjusted net income (loss) increased to approximately $16.2 million, or $0.81 per share, compared to $13.4 million, or $0.67 per share, for the 2025 fiscal year.

●	Adjusted EBITDA increased approximately $5.2 million to $28.6 million, or 13.5% of revenue, compared to approximately $23.4 million, or 11.6% of revenue, for the 2025 fiscal year.

Management Commentary

“Today, we view the environment in which we operate as highly favorable and supported by strong demand for critical materials and engineered high-power systems, increasing defense spending, and ongoing supply chain realignment,” said Company CEO Peter V. Anania. “Following our successful public listing in April, we believe we are well-positioned to effectively meet this demand and expand our role as a trusted supplier across mission-critical systems.

“Our recent performance demonstrates the resilience and diversification of our operating model and our competitive strategic positioning within key growth markets, most notably ADG. We have built significant momentum, supported by our record backlog and newly fortified balance sheet, which we believe will allow us to make opportunistic investments to further support our long-term competitive positioning.”

Subsequent Events

Subsequent to the end of Q1 2026, we completed a successful upsized IPO of an aggregate of approximately 9.9 million shares of our common stock, including the full exercise by the underwriters of their overallotment option to purchase approximately 1.3 million additional shares, at a public offering price of $14.00 per share. The aggregate net proceeds from the offering were approximately $125.5 million after deducting underwriting discounts and commissions and other offering expenses payable by Elmet. We subsequently retired $17.8 million in term debt and paid $8.3 million transaction related stock appreciation rights costs, resulting in net $99.4 million cash on hand from the proceeds. We intend to use the net cash we received from this offering, as well as our pre-existing cash, for growth capital, working capital, and general corporate purposes.

Conference Call

The Elmet Group Co. management will host a conference call today, Friday, May 29, 2026, at 9:00 a.m. Eastern time (6:00 a.m. Pacific time) to discuss these results, followed by a question-and-answer period.

Toll-Free Number: 877-869-3847

International Number: +1 201-689-8261

Webcast: Register and Join

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at 949-574-3860.

The conference call will be broadcast simultaneously and available for webcast replay here.

About The Elmet Group

The Elmet Group is a U.S.-based provider of precision-engineered components and advanced high-energy systems for the Aerospace, Defense and Government, Industrial, Medical, Semiconductor and Electronics, and Energy industries. The Company operates through two divisions, Critical Materials Components (CMC) and Engineered Microwave Products (EMP), leveraging materials science and precision engineering expertise to deliver high-performance solutions. The Elmet Group is dedicated to strengthening domestic manufacturing capabilities to support the U.S. and its allies’ needs in both critical materials and advanced high-power microwave systems.

Reorganization and Presentation of Financial Results

On January 2, 2026, the Company effected a reorganization (the “Reorganization”) whereby Anania & Associates and its noncontrolling interest holders contributed their ownership interests in Anania & Associates and its consolidated subsidiaries in exchange for shares of common stock in the Company. The Reorganization was a reorganization of entities under common control as Anania & Associates and the Company were controlled by the Company’s Chief Executive Officer (“CEO”) before and after the Reorganization. As a result, the Reorganization was accounted for in a manner similar to a pooling of interests with the assets and liabilities of Anania & Associates and its consolidated subsidiaries being carried over at their historical amounts. The historical consolidated financial statements of Anania & Associates were retrospectively recast to reflect the results as if the Company owned Anania & Associates and its consolidated subsidiaries as of January 1, 2025. In connection with the Reorganization, Anania & Associates Investment Company LLC, an immaterial subsidiary of Anania & Associates, was no longer controlled by the Company and was deconsolidated on January 2, 2026. The deconsolidation was recognized as a spinoff and the impact of $0.5 million was recognized within equity. In connection with the Reorganization, the Company’s tax status changed from an S-corporation to a C-corporation.

Non-GAAP Financial Measures

In evaluating its business, the Company uses or may use certain non-GAAP measures as supplemental measures to review and assess its operating and financial performance. These measures are commonly used in the manufacturing industry to provide stockholders and potential investors with additional information that excludes unusual or non-recurring items as well as non-cash items that are unrelated to or may not be indicative of the Company’s ongoing operating results. These measures may not be comparable to similar measures presented by other companies and should not be viewed as a substitute for measures reported under U.S. GAAP. These non-GAAP financial measures have limitations as analytical tools when assessing the Company’s operating and financial performances, and investors should not consider them in isolation, or as a substitute for any consolidated statement of operations data prepared in accordance with U.S. GAAP. The reconciliations to EBITDA, Adjusted EBITDA, Adjusted Net Income, and Adjusted Earnings Per Share from relevant GAAP metrics are included at the end of this press release. Backlog as reported is confirmed orders from customers for which revenue has not been recognized.

Forward Looking Statements

The information in this press release includes forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These statements generally relate to future events or our future financial or operating performance and include statements regarding Elmet’s intended use of proceeds from the IPO, Elmet’s ability to: (i) effectively meet demand for its products, (ii) benefit from defense spending levels in the United States and other countries in which it does business, (iii) successfully pursue its ongoing supply chain realignment, (iv) expand its role as a supplier across its end markets, (v) successfully make opportunistic investments, if any, that will support its competitive positioning, and (vi) effectively use the net proceeds received from its IPO to its benefit in the manner currently contemplated, in a different manner, or at all. When used in this press release, words such as “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “plan,” “seek,” “forecast,” “target,” “predict,” “may,” “should,” “would,” “could,” and “will,” the negative of these terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Elmet’s Registration Statement on Form S-1, as amended (File No. 333-294725) and subsequent filings Elmet makes with the Securities and Exchange Commission. Elmet undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

Company Contact

Chris Chandler

contact@theelmetgroup.com

Investor Contact

Tom Colton and Greg Bradbury

Gateway Group, Inc.

ELMT@gateway-grp.com

949-574-3860

-Financial tables to follow-

THE ELMET GROUP CO.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except share data)

	April 3, 2026	December 31, 2025
Assets
Current Assets:
Cash	$1,825	$1,759
Marketable securities	838	202
Accounts receivable, net	29,127	28,904
Government grant receivables	—	1,690
Related party receivables	178	426
Unbilled revenue	3,610	2,621
Inventories, net	75,032	69,697
Income tax receivable	74	—
Derivative asset	3,095	—
Prepaid expenses and other current assets	6,462	4,774
Total current assets	120,241	110,073
Property, plant and equipment, net	44,185	42,342
Operating lease right-of-use assets	10,448	10,586
Intangible assets, net	6,870	7,184
Goodwill	4,547	4,583
Deferred tax assets, net	84	—
Other assets	872	878
Total assets	$187,247	$175,646

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$17,679	$16,165
Accrued expenses and other current liabilities	13,765	13,659
Operating lease liabilities, current portion	898	875
Current portion of long-term debt – related party	2,396	2,319
Current portion of long-term debt	6,229	7,755
Deferred government grants	4,166	4,672
Deferred revenue	23,494	14,853
Total current liabilities	68,627	60,298
Operating lease liabilities, net of current portion	10,022	10,247
Long-term debt, net of current portion	26,768	28,455
Long-term debt, net of current portion – related party	15,000	15,000
Deferred tax liabilities, net	4,820	—
Other liabilities	1,000	1,189
Total liabilities	126,237	115,189

Commitments and Contingencies (Note 18)

Stockholders’ Equity:
Preferred Stock - $0.001 par value; 20,000,000 shares authorized, no shares issued and outstanding as of April 3, 2026 and December 31, 2025	—	—
Class A Common Stock – $0.001 par value; 500,000,000 shares authorized, 20,122,721 shares issued and outstanding as of April 3, 2026 and December 31, 2025	20	20
Class B Common Stock – $0.001 par value; 40,000,000 shares authorized, 466 shares issued and outstanding as of April 3, 2026 and December 31, 2025	—	—
Additional paid-in capital	16,011	15,366
Retained earnings	44,995	44,791
Accumulated other comprehensive (loss) income	(16)	280
Total stockholders’ equity	61,010	60,457
Total liabilities and stockholders’ equity	$187,247	$175,646

The accompanying notes are integral to the unaudited consolidated financial statements.

THE ELMET GROUP CO.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except share and per share data)

	Three Months Ended
	April 3, 2026	March 31, 2025
Revenue	$56,007	$46,387
Cost of goods sold	44,159	37,776
Gross profit	11,848	8,611
Operating expenses:
General and administrative	7,068	3,259
Research and development	850	811
Sales and marketing	2,067	1,683
Total operating expenses	9,985	5,753
Operating income	1,863	2,858
Other (income) expense, net:
Interest expense	613	510
Interest expense – related party	627	416
Change in fair value of derivative asset	(3,095)	—
Other (income) expense, net	(654)	79
Total other (income) expense, net	(2,509)	1,005
Income from continuing operations before taxes	4,372	1,853
Income tax provision	4,710	—
(Loss) income from continuing operations	(338)	1,853
Loss from discontinued operations	—	(656)
Net (loss) income	$(338)	$1,197

Net (loss) income per share:
Basic	$(0.02)	$0.06
Diluted	$(0.02)	$0.06
Weighted average shares outstanding
Basic	20,123,187	20,123,187
Diluted	20,123,187	20,123,187

The accompanying notes are integral to the unaudited consolidated financial statements.

THE ELMET GROUP CO.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	Three Months Ended
	April 3, 2026	March 31, 2025
Cash flows from operating activities:
Net (loss) income	$(338)	$1,197
Loss from discontinued operations	—	(656)
(Loss) income from continuing operations	(338)	1,853
Adjustments to reconcile (loss) income from continuing operations to net cash provided by operating activities:
Deferred income taxes	4,736	—
Change in fair value of derivative asset	(3,095)	—
Depreciation and amortization	1,923	1,604
Stock-based compensation	645	—
Noncash operating lease expense	138	217
Noncash interest expense	6	7
Provision for excess and obsolete inventories	36	395
Change in fair value of interest rate collars	(34)	(56)
Unrealized gain on marketable securities	(636)	—
Changes in operating assets and liabilities:
Accounts receivable	(229)	7,537
Unbilled revenue	(989)	(1,051)
Inventories	(5,387)	(6,405)
Related party receivables	171	(3)
Income tax receivable	(74)	—
Prepaid expenses and other current assets	(1,202)	(272)
Other assets	(4)	7
Accounts payable	2,492	291
Accrued expenses and other current liabilities	392	(203)
Operating lease liabilities	(202)	(188)
Deferred revenue	8,645	4,520
Other liabilities	(73)	(20)
Net cash provided by operating activities from continuing operations	6,921	8,233
Net cash used in operating activities from discontinued operations	—	(2,928)
Net cash provided by operating activities	6,921	5,305

Cash flows from investing activities:
Purchases of property, plant and equipment, net of grant proceeds (see Note 7 – Government Grants)	(2,337)	(2,733)
Net cash used in investing activities from continuing operations	(2,337)	(2,733)
Net cash used in investing activities from discontinued operations	—	(24)
Net cash used in investing activities	(2,337)	(2,757)
Cash flows from financing activities:
Payments of principal on revolving credit facility	(1,810)	(2,048)
Proceeds from revolving credit facility	164	400
Payments of principal on long-term debt	(1,074)	(2,966)
Payments of principal on long-term debt – related party	(1,519)	—
Cash distributions paid to stockholders	—	(1,789)
Payments of deferred consideration	(73)	—
Net payments of principal on revolving credit facility – related party	(150)	(32)
Payments of principal on finance leases	(11)	(13)
Net cash used in financing activities from continuing operations	(4,473)	(6,448)
Net cash provided by financing activities from discontinued operations	—	28
Net cash used in financing activities	(4,473)	(6,420)
Effects of exchange rate changes on cash	(45)	146
Net increase (decrease) in cash $	66	$(3,726)
Cash at beginning of period	1,759	6,532
Cash at end of period $	1,825	$2,806
Reconciliation of cash at beginning of period:
Cash at beginning of period – continuing operations	$1,759	$3,608
Cash at beginning of period – discontinued operations	—	2,924
Cash at beginning of period	$1,759	$6,532

Reconciliation of cash at end of period:
Cash at end of period – continuing operations	$1,825	$2,806
Cash at end of period – discontinued operations	—	—
Cash at end of period	$1,825	$2,806
Supplemental non-cash investing and financing activities:
Purchases of property, plant and equipment included in accounts payable and accrued expenses	$1,081	$52
Deferred offering costs included in accounts payable and accrued expenses	$1,346	$—

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,085	$930

The accompanying notes are integral to the unaudited consolidated financial statements.

Non-GAAP Financial Measures:

The following tables display certain non-GAAP financial measures we believe are helpful in assessing our performance and interpreting our financial results. We believe these non-GAAP financial measures are important supplemental measures because they exclude unusual or non-recurring items as well as non-cash items that are unrelated to or may not be indicative of our ongoing operating results. Further, when read in conjunction with our GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in our underlying businesses and can be used by management as a tool to help make financial, operational and planning decisions. We may use non-GAAP financial metrics in certain management compensation plans, debt covenants, internal budgetary decision making and other resource allocation decisions. Finally, these measures are often used by analysts and other interested parties to evaluate companies in our industry by providing more comparable measures that are less affected by factors such as capital structure.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measurement. We define Adjusted EBITDA as our net income plus interest expense, income taxes, depreciation and amortization, and, as applicable for each period, stock-based compensation expense and non-cash gains and losses on the sale of assets. Adjusted EBITDA also excludes certain non-recurring costs such as the costs associated with the IPO, certain acquisition and transaction costs, severance and restructuring costs, and other non-recurring costs.

THE ELMET GROUP CO.

ADJUSTED EBITDA FROM CONTINUING OPERATIONS

(NON- GAAP, UNAUDITED)

(in thousands)

	Quarters Ended
	March 31, 2025	April 3, 2026	Year ended December 31, 2025	TTM April 3, 2026
Revenue	$46,387	$56,007	$201,636	$211,256
Gross profit	8,611	11,848	41,019	44,257
Gross profit margin %	18.6%	21.2%	20.3%	20.9%
Operating expenses	5,753	9,985	28,945	33,177
Net income (loss) from continuing operations	1,853	(338)	7,940	5,749
Net income (loss) from continuing operations %	4.0%	(0.6)%	3.9%	2.7%

Adjustments to income (loss) from continuing operations:
Income tax benefit		4,710	(45)	4,665
Interest expense(1)	926	1,240	4,410	4,724
Depreciation and amortization	1,604	1,923	6,048	6,367
Acquisition and transaction costs(2)	67	30	440	403
Stock-based compensation(3)		645	1,451	2,096
Corporate costs associated with the offering(4)	10	798	2,580	3,368
Other(5)		166	1,013	1,179
Adjusted EBITDA (6)	$4,460	$9,174	$23,387	$28,551
Adjusted EBITDA Margin	9.6%	16.4%	11.6%	13.5%

(1)	Interest expense includes both third-party interest expense and related party interest expense.
(2)	The adjustment for acquisition and transaction costs is to remove charges incurred in connection with any transaction, including mergers, acquisitions, refinancing, amendment or modification to indebtedness, and dispositions, in each case, regardless of whether consummated.
(3)	Stock-based compensation includes expenses associated with restricted stock grants made in support of our initial public offering and the Reorganization.
(4)	Corporate costs associated with the initial public offering include third-party expenses related to enhancing our accounting controls and procedures, incremental audit costs, recruitment of executive team and legal expenses.
(5)	Others includes non-recurring costs associated with a utility failure at our CMC facility in Euclid, Ohio, and other restructuring costs.
(6)	Adjusted EBITDA excludes the financial impact of discontinued operations. On October 1, 2025 A&A distributed its shares in Polymer Laboratories, LLC to the individual shareholders, which is unrelated to A&A continuing operations and The Elmet Group Co.

Adjusted Net Income and Adjusted Net Income Per Share

Adjusted Net Income and Adjusted Net Income Per Share are non-GAAP measurements. We define adjusted net income as net income less stock-based compensation and one-time non-recurring costs such as tax impacts of the Reorganization, discontinued operations, the costs associated with the IPO, certain acquisition and transaction costs, severance and restructuring costs, and other non-recurring costs and the income tax effect of such adjustments, as applicable.

THE ELMET GROUP CO.

RECONCILIATION OF ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE

(NON-GAAP, UNAUDITED)

(in thousands)

	Quarters Ended
	March 31, 2025	April 3, 2026	Year ended December 31, 2025	TTM April 3, 2026
Numerator:
Net income (loss)	$1,197	$(338)	$5,542	$4,007
Income (loss) from discontinued operations	656		2,398	1,742
One time tax expense associated with the Reorganization(1)	—	3,791	—	3,791
Corporate costs associated with the IPO(2)	10	798	2,580	3,368
Stock-based compensation(3)	—	645	1,451	2,096
Acquisition and transaction costs(4)	67	—	440	373
Other(5)	—	196	1,013	1,209
Tax effect of adjustments(6)	—	(344)	—	(344)
Adjusted net income	$1,930	$4,748	$13,424	$16,242

Denominator:
Weighted average shares outstanding – basic	20,123	20,123	20,123	20,123
Weighted average shares outstanding – diluted(7)	20,123	20,426	20,260	20,337

Adjusted net income per share:
Basic	$0.10	$0.24	$0.67	$0.81
Diluted(7)	$0.10	$0.23	$0.66	$0.80

Unadjusted net income per share:
Basic	$0.06	$(0.02)	$0.28	$0.20
Diluted (7)	$0.06	$(0.02)	$0.27	$0.20

(1)	Reflects the impact of the deferred tax adjustment of $3.5 million, which was recognized in the period of Reorganization and does not reflect ongoing income tax expense, and other discrete tax impacts of $0.3 million related to the Reorganization.
(2)	Corporate costs associated with the initial public offering include third-party expenses related to enhancing our accounting controls and procedures, incremental audit costs, recruitment of executive team and legal expenses.
(3)	Stock-based compensation includes expenses associated with restricted stock grants made in support of our initial public offering and the Reorganization.
(4)	The adjustment for acquisition and transaction costs is to remove charges incurred in connection with any transaction, including mergers, acquisitions, refinancing, amendment or modification to indebtedness, and dispositions, in each case, regardless of whether consummated.
(5)	Other includes restructuring and severance costs associated with a reorganization at our CMC division and non-recurring costs associated with a utility failure at our CMC facility in Euclid, Ohio and other restructuring costs.
(6)	The tax effect for the quarter ended April 3, 2026 represents our actual effective tax rate for the period of 21.0% when excluding the Reorganization impacts. There is no tax impact prior to the quarter ended April 3, 2026, as we were treated as an S-corporation for tax purposes prior to the Reorganization.
(7)	The potential impact on weighted average common stock outstanding (diluted) related to our restricted stock was evaluated under the treasury stock method based on the weighted average unrecognized compensation costs for each period and the estimated fair value of our common stock for each period.